Exhibit 99.1
Covanta Completes Sale of its Interest in Quezon Project
MORRISTOWN, NJ, March 28, 2011 — Covanta Holding Corporation (NYSE:CVA) (the “Company” or “Covanta”), today announced that it has completed the sale of its interests in the Quezon coal-fired electric generation facility located in the Philippines to Electricity Generating PCL (“EGCO”). The purchase price of $215 million was paid in cash.
Quezon is the second facility to be sold following Covanta’s June 2010 announcement of its intention to sell its equity interests in four fossil fuel facilities in the Philippines, India and Bangladesh. The sale of its interest in the Samalpatti facility in India closed earlier this year. During the fourth quarter of 2010, Covanta’s interests in all four of the non-core assets were classified as Assets Held for Sale. The press release dated February 9, 2011 and the Annual Report on Form 10-K for the year ended December 31, 2010 contain information relating to the financial results of these discontinued operations.
The Quezon project represents a significant majority of the value of these non-core assets. Commenting on the transaction, Anthony Orlando, Covanta’s President and CEO stated that, “We wish EGCO and our former employees continued success with the Quezon project; it is truly a world-class facility. Selling it and other fossil fuel assets enables us to continue sharpening our focus on our core Energy-from-Waste business.”
The sale of the four assets is expected to generate total gross proceeds of $270 — $290 million. Net proceeds from the Quezon facility are expected to be approximately $208 million. With respect to the Company’s intended use of those proceeds, Sanjiv Khattri, Covanta’s EVP and CFO stated that, “We noted previously that we can return in excess of $100 million to shareholders in a tax efficient manner and we intend to move forward with this over the balance of the year. The additional funds will remain off-shore with the intention of reinvesting them into the business.” The Quezon sale will generate a one-time after tax book gain of approximately $140 million.
Discussions with prospective buyers for the two remaining assets in India and Bangladesh are continuing.

About Covanta
Covanta Holding Corporation (NYSE:CVA), is an internationally recognized owner and operator of large-scale Energy-from-Waste and renewable energy projects and a recipient of the Energy Innovator Award from the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy. Covanta’s 44 Energy-from-Waste facilities provide communities with an environmentally sound solution to their solid waste disposal needs by using that municipal solid waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into 9 million megawatt hours of clean renewable electricity and create more than 9 billion pounds of steam that are sold to a variety of industries. For more information, visit www.covantaholding.com.
About EGCO
Electricity Generating PCL (“EGCO”) was the first independent power producer in Thailand. EGCO is currently considered to be one of the premier independent power companies in Southeast Asia with a range of power generation facilities under management and extensive operation, maintenance and related power plant services capabilities. Its portfolio is comprised of power generation assets with gross capacity of 7,300 MW. These facilities are situated in Thailand, the Philippines, and Laos PDR. EGCO’s fleet has a fuel mix comprised of natural gas, coal, hydropower, biomass and solar. For more information on the group, please visit our website at egco.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully close its announced or planned acquisitions or projects in development and those factors, risks and uncertainties that are described in securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Contacts
Marisa F. Jacobs
Vice President, Investor Relations
862-345-5285
James Regan
Associate, Media Relations and Corporate Communications
862-345-5216